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                                                                  EXHIBIT 16.1


                     [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549




August 21, 1998


Commissioners:

We have read the statements made by HealthDesk Corporation (copy attached), which were filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 18, 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PRICEWATERHOUSECOOPERS LLP




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